NOTICE OF GUARANTEED DELIVERY
for Tender of
ORDINARY SHARES (“Shares”)
OR AMERICAN DEPOSITARY SHARES (“ADSs”)
of
SMEDVIG ASA
CAPITALIZED TERMS USED IN THIS NOTICE OF GUARANTEED DELIVERY AND NOT OTHERWISE
DEFINED HEREIN SHALL HAVE THE MEANING ASCRIBED THERETO IN SEADRILL LIMITED’S
OFFER TO PURCHASE, DATED MARCH 6, 2006
      A.     Tender of Shares. Section A of this Notice of Guaranteed Delivery must be completed by a U.S. shareholder to tender, pursuant to the Offer, Shares of Smedvig ASA, other than Shares represented by ADSs, if (i) such tendering U.S. shareholder has purchased such Shares but has not been registered by the Norwegian Central Securities Depository, or Verdipapirsentralen (the “VPS”), as the owner of such Shares and will not be so registered as the owner thereof before 4 p.m. New York City time on the Expiration Date, and (ii) such tendering U.S. shareholder will nevertheless be registered by the VPS as the owner of such Shares within three New York Stock Exchange trading days after 4 p.m. New York City time on the Expiration Date.
      B.     Tender of ADSs. Section B of this Notice of Guaranteed Delivery must be completed by a U.S. holder of ADSs to tender ADSs pursuant to the Offer if (i) American Depositary Receipts (“ADRs”) evidencing ADSs are not immediately available but will nevertheless be available within three New York Stock Exchange trading days of the date of execution of this Notice of Guaranteed Delivery, (ii) ADRs and all other required documents cannot be delivered to the Depositary before 10:00 a.m. New York City time on the Expiration Date but will nevertheless be delivered to the Depositary within three New York Stock Exchange trading days of the date of execution of this Notice of Guaranteed Delivery, or (iii) the procedure for delivery by book-entry transfer cannot be completed before 4 p.m. New York City time on the Expiration Date but will nevertheless be completed within three New York Stock Exchange trading days of the date of execution of this Notice of Guaranteed Delivery.
      This Notice of Guaranteed Delivery must be delivered to the Depositary at one of the addresses set forth below, before 4 p.m. New York City time on the Expiration Date. Additional copies of this Notice of Guaranteed Delivery may be obtained from the Information Agent by calling its toll-free number on 1-800-441-4290.
The Depositary for the Offer is:
CITIBANK, N.A.

By Overnight Courier	By Mail:	By Hand:
Citibank, N.A.	Citibank, N.A.	Citibank, N.A.
Citibank Agency & Trust	Citibank Agency & Trust	Agency & Trust Window
111 Wall Street 15th Floor Zone 8	111 Wall Street 15th Floor Zone 8	111 Wall St. 15th Floor
New York, NY 10005	New York, NY 10005	New York, NY 10043
By Facsimile Transmission:
(for eligible institutions only)
(212) 657-1020
Confirm Facsimile By Telephone:
(800) 442-2066
Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

SECTION A: TENDER OF SHARES BY GUARANTEED DELIVERY
      The undersigned hereby tenders to SeaDrill Limited, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 6, 2006, and the related Letters of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”), receipt of each of which is hereby acknowledged, that number of Shares specified below pursuant to the guaranteed delivery procedure described under the caption “Procedures for Accepting the Offer and Tendering Shares and ADSs” in the Offer to Purchase.

1.	Number of Class A Shares being tendered:

Class A Shares

(Number)

2.	Number of Class B Shares being tendered:

Class B Shares

(Number)

3.	VPS account number in which the Shares being tendered, which, pursuant to the terms and conditions of the Offer, are hereby authorized to be transferred to SeaDrill Limited in connection with the tender of Shares, are to be held:

VPS account number:

4.	Guarantee in respect of Shares. The undersigned hereby guarantee(s) to have the above-stated numbers of Shares registered in the undersigned’s account at the VPS, and to deliver to the Depositary at one of its addresses set forth above, a “Letter of Transmittal to Tender Class A Ordinary Shares” or a “Letter of Transmittal to Tender Class B Ordinary Shares,” as the case may be (or a photocopy thereof), properly completed and duly executed, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Signature(s) of Holder(s)
Dated: ______________________________ , 2006

Name(s) of Holders: (Please Type or Print)

Address

Zip Code

Area Code and Telephone Number

SECTION B: TENDER OF ADSs BY GUARANTEED DELIVERY
      The undersigned hereby tenders to SeaDrill Limited, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 6, 2006, and the related Letters of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of ADSs specified below pursuant to the guaranteed delivery procedure described under the caption “Procedures for Accepting the Offer and Tendering Shares and ADSs” in the Offer to Purchase.

1.	Number of Class A ADS being tendered:

Class A ADSs

(Number)

2.	Number of Class B ADS being tendered:

Class B ADSs

(Number)

3.	Certificate number(s) of ADR(s) evidencing ADSs to be tendered (if available):

4.	Depository Trust Company Account Number:
Dated: ______________________________ , 2006

Name(s) of Holders: (Please Type or Print)

Address

Zip Code

Area Code and Telephone Number

5.	Guarantee in respect of ADSs. The undersigned, a firm which is a participant in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depository, at one of its addresses set forth above, ADRs evidencing the ADSs tendered hereby, each in proper form for transfer, or confirmation of book-entry transfer of such ADSs into the Depositary’s account at The Depository Trust Company, with delivery of a “Letter of Transmittal To Tender Class A American Depositary Shares (“Class A ADSs”),” or “Letter of Transmittal to Tender Class B American Depositary Shares (“Class B ADSs”),” as the case may be (or a photocopy thereof), properly completed and duly executed with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm	Authorized Signature

Address	Title

Zip Code	Name: (Please Type or Print)

Area Code and Telephone No	Dated: ---------------------------------------- , 2006
DO NOT SEND ADRs WITH THIS NOTICE. ADRs AND ADR CERTIFICATES SHOULD BE SENT
WITH YOUR ADS LETTER OF TRANSMITTAL.

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